As filed with the Securities and Exchange Commission on June 16, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Gogo Inc. (Exact name of registrant as specified in its charter)

Delaware	98-1567584
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

105 Edgeview Dr., Suite 300 Broomfield, Colorado	80021
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated 2024 Omnibus Equity Incentive Plan (Full title of the plan)

Crystal L. Gordon

Executive Vice President, General Counsel,

Chief Administrative Officer and Secretary

105 Edgeview Dr., Suite 300

Broomfield, CO 80021

(303) 301-3271

Copies to:

Scott Levi

White & Case LLP

1221 Avenue of the Americas

New York, New York 10022

(212) 819-8200

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE

On August 1, 2024, Gogo Inc. (the “Company” or the “Registrant”) filed a registration statement on Form S-8 (File No. 333-281173) (the “Initial Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register 5,200,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), for issuance or sale pursuant to the 2024 Omnibus Equity Incentive Plan (the “2024 Plan”).

On April 13, 2026, the Company’s Board of Directors adopted, subject to approval by stockholders, the Amended and Restated 2024 Omnibus Equity Incentive Plan (the “A&R Plan”), which the Company’s stockholders approved at the Company’s 2026 Annual Meeting of Stockholders held on May 28, 2026. The A&R Plan increased the number of shares of Common Stock authorized for issuance by 8,555,000 shares to a new total of 9,438,055 shares of Common Stock.

The Company is filing this registration statement on Form S-8 (this “Registration Statement”) solely for the purpose of registering the 8,555,000 additional shares of Common Stock authorized for issuance under the A&R Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also includes an indeterminate number of additional shares of Common Stock that may become issuable under the A&R Plan by reason of anti-dilution and other adjustments.

Pursuant to General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the Initial Registration Statement, and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information *

Item 2. Registrant Information and Employee Plan Annual Information *

* The information specified in Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of this Registration Statement will be sent or given to each plan participant, as applicable, as required by Rule 428(b) under the Securities Act. Such documents are not required to be and are not being filed with the SEC, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The Company hereby incorporates by reference in this Registration Statement the following:

a.
the Company's Annual Report on Form 10-K for the period ended December 31, 2025, filed by the Company with the SEC on February 27, 2026 (the “Annual Report”), including the portions of the Company’s Definitive Proxy Statement on Schedule 14A filed on April 16, 2026 that are incorporated by reference in the Annual Report;

b.
the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2026, filed by the Company with the SEC on May 7, 2026;

c.
the Company’s Current Report on Form 8-K filed by the Company with the SEC on June 2, 2026; and

d.
the description of the Company’s Common Stock contained in Exhibit 4.3 to the Company’s Annual Report, including any amendment or report filed for the purpose of updating this information.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to the filing of a post-effective amendment to which this Registration Statement relates, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing or furnishing of such documents.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the foregoing, no information is incorporated by reference in this Registration Statement where such information under applicable forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the report or filing containing such information indicates that the information therein is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this Registration Statement.

Item 8. Exhibits

Exhibit Number	Exhibit Description
4.1	Third Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Form 10-Q filed on August 7, 2013 (File No. 001-35975)).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to Form 8-K filed on August 2, 2023 (File No. 001-35975)).

4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Gogo Inc. Registration Statement on Form S-1 (File No. 333-178727)).

4.4	Gogo Inc. Amended and Restated 2024 Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to Form 8-K filed on June 2, 2026 (File No. 001-35975)).

5.1*	Opinion of White & Case LLP with Respect to the Legality of the Common Stock Being Registered.

23.1*	Consent of Independent Registered Public Accounting Firm – Deloitte & Touche LLP.

23.2*	Consent of White & Case LLP (contained in Exhibit 5.1).

24.1*	Power of Attorney of Certain Executive Officers and Directors (included on the signature page to this Registration Statement.

107*	Filing Fee Table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Broomfield, State of Colorado, on the 16th day of June, 2026.

GOGO INC.

By:	/s/ Christopher Moore
Name: Christopher Moore
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Zachary Cotner and Crystal L. Gordon, each acting alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 and all post-effective amendments thereto, of Gogo Inc., and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or such attorney-in-fact and agent’s substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher Moore	Director and Chief Executive Officer	June 16, 2026
Christopher Moore	(Principal Executive Officer)

/s/ Zachary Cotner	Executive Vice President and Chief Financial Officer	June 16, 2026
Zachary Cotner	(Principal Financial Officer)

/s/ Leigh Goldfine	Vice President, Controller and Chief Accounting Officer	June 16, 2026
Leigh Goldfine	(Principal Accounting Officer)

/s/ Oakleigh Thorne	Chair of the Board of Directors	June 16, 2026
Oakleigh Thorne

/s/ Hugh W. Jones	Lead Independent Director	June 16, 2026
Hugh W. Jones

/s/ Mark Anderson	Director	June 16, 2026
Mark Anderson

/s/ Monte J.M. Koch	Director	June 16, 2026
Monte J.M. Koch

/s/ Michele Coleman Mayes	Director	June 16, 2026
Michele Coleman Mayes

/s/ Michael Minihan	Director	June 16, 2026
Michael Minihan

/s/ Charles C. Townsend	Director	June 16, 2026
Charles C. Townsend

/s/ Harris N. Williams	Director	June 16, 2026
Harris N. Williams